An Important Message to ALL Shareholders of

                           WALLACE COMPUTER SERVICES



                    IT'S ALL A MATTER OF MONEY--YOUR MONEY!

                o Can you afford to support the Wallace Board? They continue to do everything in their power to prevent you from realizing enhanced value for your shares.

                o Nothing stands between you and Moore's cash offer but the Wallace Board.



                   THE WALLACE BOARD IGNORES ITS SHAREHOLDERS

                o Holders of 73.5% of Wallace's stock have soundly rejected the Board's "just say no" attitude.

                o Your message was abundantly clear--but the Board just doesn't care!



                              NOW IT IS UP TO YOU

                o Tell the Wallace Board to act responsibly and meet with Moore.

                o If they really believe our offer is inadequate, they should sit down with us now and show us how and why.

                o But since we launched our offer in July, they have refused every invitation to meet with us.



                 VOTE DECISIVELY AGAINST THE WALLACE DIRECTORS

                o  Remember--the directors are supposed to represent you.

                o  Yet they continue to ignore you.

                o This Board still owns less than 1.5% of Wallace's outstanding stock. What do they care about shareholder value?



                 AFTER ALL, IT'S YOUR MONEY AT RISK--NOT THEIRS!

                 We thank you for your support. Act NOW--the Annual Meeting is Friday, December 8th at 10:00 a.m. This may be your last chance to make a real difference. Please VOTE your GOLD proxy FOR our proposals and a new BOARD committed to represent your interests.


                                   IMPORTANT

o If your shares are held at "street-name" please call the person responsible for your account and instruct them to vote Moore's GOLD proxy card today.

o If you have any questions or need assistance in voting your shares please call:

                      MacKenzie Partners, Inc. Call Toll-Free (800) 322-2885 or
                          Call Collect (212) 929-5500



MOORE CORPORATION LIMITED o 1 First Canadian Place,
Toronto, Ontario, Canada M5X 1G5 [Moore logo]